Exhibit 4.18

12.5% Mandatorily Convertible Preferred Stock Series A $1,000 Stated value	Real Goods Solar, Inc.

Certificate Number:	Shares:

This certifies that

is the owner of

Fully Paid and Non-Assessable shares of the Series A 12.5% Mandatorily Convertible Preferred Stock, of Real Goods Solar, Inc. transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed at the Company’s headquarters office. this certificate and the shares represented hereby are subject to the provisions of the Articles of Incorporation, all amendments thereto and the Bylaws of the Corporation, and to the rights, preferences and voting powers of the Preferred Stock of the Corporation now or hereafter outstanding, the terms of all such provisions, rights, preferences and voting powers in The Certificate of Designation of the Corporation’s Series A 12.5% Mandatorily Convertible Preferred Stock being incorporated herein by reference.

IN WITNESS WHEREOF, Real Goods Solar, Inc. has caused this certificate to be executed by signature of its duly authorized officers

Dennis J. Lacey President	Michael J. McCloskey Secretary

For Value Received, _________ Hereby sell, assign and transfer unto

_______________________________________________________

______________________ Shares Represented By the within

Certificate, and do hereby irrevocably constitute and appoint the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________________

In the presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.